UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2026
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	SXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Sensient Technologies Corporation (the “Company”) held its annual meeting of shareholders on April 23, 2026.  At that meeting, the Company’s shareholders voted on three matters as follows:

Election of Directors

The following directors were each elected until the next annual meeting of shareholders and until his or her successor is elected and, if necessary, qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Brett W. Bruggeman	37,932,086	775,184	34,180	1,102,239
Dr. Joseph Carleone	37,986,501	715,031	39,919	1,102,239
Dr. Mario Ferruzzi	37,876,936	828,639	35,874	1,102,239
Carol R. Jackson	38,472,801	224,011	44,638	1,102,239
Sharad P. Jain	38,288,016	414,676	38,758	1,102,239
Dr. Donald W. Landry	37,237,254	1,466,549	37,647	1,102,239
Paul Manning	37,968,793	718,699	53,958	1,102,239
Scott C. Morrison	38,267,711	436,675	37,064	1,102,239
Essie Whitelaw	38,399,155	301,846	40,448	1,102,239

Advisory Vote to Approve Named Executive Officer Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2026 proxy statement, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,494,068	1,158,895	88,486	1,102,239

Ratification of Independent Auditors

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2026 by the following votes:

Votes For	Votes Against	Abstentions
39,183,156	642,761	17,772

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION

By:	/s/ John J. Manning
Name:	John J. Manning
Title:	Senior Vice President, General Counsel, and Secretary
Date:	April 28, 2026